UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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Diguang International Development Co., Ltd.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.

Notice Of Annual Meeting Of Stockholders

To Be Held On November 25, 2009

The Annual Meeting of Stockholders of Diguang International Development Co., Ltd., the “Company”, will be held on November 25, 2009, Wednesday, at 10 a.m. local time at 23/F, Building A, Galaxy Century, No. 3069 Caitian Road, Futian District, Shenzhen, P.R. China/Post Code: 518026 for the following purposes, as more fully described in the accompanying proxy statement:

1.  To elect five directors to hold office until the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified.

2.  To ratify the appointment of BDO Guangdong Dahua Delu CPAs as the Company’s independent auditors for the fiscal year ending December 31, 2009.

3.  To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 9, 2009 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

 /s/ Yi Song
Yi Song

Chairman

Shenzhen, People's Republic of China
October 15, 2009

YOUR VOTE IS IMPORTANT!

  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

B-1

DIGUANG INTERNATIONAL DEVELOPMENT CO., LTD.

23/F, Building A, Galaxy Century, No. 3069 Caitian Road,
Futian District, Shenzhen, P.R. China
011-86-755-2655-3152

PROXY STATEMENT

2009 ANNUAL MEETING OF STOCKHOLDERS

Diguang International Development Co., Ltd., the “Company”, is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on November 25, 2009, Wednesday, at 10 a.m. local time, at 23/F, Building A, Galaxy Century, No. 3069 Caitian Road, Futian District, Shenzhen, P.R. China/Post Code: 518026, and at any adjournments thereof, the “Annual Meeting”. These materials will be mailed to stockholders on or about October 15, 2009.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be Held on November 25, 2009 — the Company’s Annual Report on Form 10-K and this Proxy Statement are available at www.shareholdermaterial.com/DGNG

Only holders of the Company’s common stock as of the close of business on October 9, 2009, the “Record Date”, are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were approximately 22,072,000 shares of common stock outstanding.

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders of record who are present at the meeting in person or by proxy and who abstain from voting, including brokers holding customers’ shares of record who cause abstentions to be recorded at the meeting, will be included in the number of stockholders present at the meeting for purposes of determining whether a quorum is present.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. All proxy cards received by the Company, which are properly signed and have not been revoked will be voted in accordance with the instructions contained in the proxy cards. If a signed proxy card is received which does not specify a vote or an abstention, the shares represented by that proxy card will be voted for the nominees to the Board of Directors listed on the proxy card and in this proxy statement, and for the ratification of the appointment of BDO Guangdong Dahua Delu CPAs as the Company’s independent auditors for the fiscal year ending December 31, 2009. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting, the enclosed proxy card gives discretionary authority to the persons named as proxies to vote the shares represented by the proxy card in their discretion.

Under Nevada law and the Company’s Certificate of Incorporation and Bylaws, if a quorum exists at the meeting, the affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “Withhold authority” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked “Abstain” with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

For shares held in “street name” through a broker or other nominee, the broker or nominee may not be permitted to exercise voting discretion with respect to some of the matters to be acted upon. Thus, if stockholders do not give their broker or nominee specific instructions, their shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval. Shares represented by such “broker non-votes” will, however, be counted in determining whether there is a quorum.

A stockholder of record may revoke a proxy at any time before it is voted at the Annual Meeting by (a) delivering a proxy revocation or another duly executed proxy bearing a later date to Mr. Wang Hua, the Secretary of the Company, at 23/F, Building A, Galaxy Century, No. 3069 Caitian Road, Futian District, Shenzhen, P.R. China, or (b) attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not revoke a proxy unless the stockholder actually votes in person at the meeting.

The proxy card accompanying this proxy statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

BOARD OF DIRECTORS

The name, age and year in which the term expires of each member of the Board of Directors of the Company is set forth below:

Name	Age	Position	Term Expires on the Annual Meeting held in the Year
Yi Song	51	Chief Executive Officer, President and Chairman of the Board of the Directors	2010
Hong Song	46	Director	2010
Tuen-Ping Yang	63	Director	2010
Fong Heung Sang	50	Director	2010
Hoi S. Kwok	58	Director	2010

At the Annual Meeting, the stockholders will vote on the election of Yi Song, Hong Song, Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok as directors to serve for a one-year term until the annual meeting of stockholders in 2010 and until their successors are elected and qualified. All directors will hold office until the annual meeting of stockholders at which their terms expire and the election and qualification of their successors.

NOMINEES AND CONTINUING DIRECTORS

The following individuals have been nominated for election to the Board of Directors or will continue to serve on the Board of Directors after the Annual Meeting:

Yi Song, Board Chairman, President and Chief Executive Officer, established Diguang Electronics in 1996 and has been its chairman since inception. Mr. Song started his career in 1976 when he joined Hubei Wei Te Engine Factory as a technician. He was subsequently promoted to the position of engineer and thereafter, director of technology. From 1978 to 1979, he conducted research in the detecting fuse tube system of mathematical control together with a team of researchers from Wuhan Wireless Research Institute. From 1990 to 1996, he worked in the field of the marketing and sales operation in Shenzhen Nanji Electromechanical Company Ltd. under Aidi (Group) Corporation of China. Mr. Song is one of the members of SID (Society for Information Display), the Deputy Director (Commissioner) of Working Committee of Shenzhen Electronics Communication Experts, one of the members of China Flat Plate Display Association, and Deputy Director of Shenzhen Optoelectronic Industry Association. In 2003, he was awarded Excellent Entrepreneur by Shenzhen Government and in 2006 he was again awarded the same title. Mr. Song cooperated with Wuhan University to research and develop the computer detecting project of Motor Automation Control Engineering. Mr. Song has completed a CEO course from Tsinghua University that focused on International Enterprise Management and is now working towards receiving his MBA for the University of Southern Queensland. Mr. Song is Hong Song's older brother and Tuen-Ping Yang's nephew.

Hong Song, Vice President, joined Diguang Electronics in January 2001. Prior to joining Diguang Electronics, Mr. Song was an engineer involved in the design of mining engineering equipment at Beijing Engineering Design & Research Institute for Nonferrous Metals Industry (ENFI) from 1983 to 1990, where he was later promoted to project chief designer. Mr. Song has also held management positions at China National Non-Ferrous Metals Industry Corporation (CNNC) from 1990 to 1998. He obtained a degree in Mechanical Engineering from Xi’an Construction Technology University in 1983 and participated in post-graduate studies in Project Economic Analysis at Paris Mineral Industries University in Paris, France from 1998 to 1999. Mr. Song received his MBA from Peking University in 2001. Mr. Song is Yi Song’s younger brother and Tuen-Ping Yang’s nephew.

Tuen-Ping Yang, Independent Director, a Director of the Company since March, 2006 and has been the President of Cinema Systems, Inc. located in California since 1992. Previously, from 1984 to 1986, Mr. Yang served as the President of World Television Network and a Director of the Los Angeles National Bank. He has also been an Assistant Professor at Chinese Culture University, and a Manager of CMPC Taipei, Taiwan. He received his first Golden House Award (Taiwan’s Oscar Award) as the Best Film Director in 1972, and has received that award an additional three times since that date. He received his bachelor's degree from the National Taiwan University of Arts in 1967 and his master’s degree of Fine Arts from the University of California, Los Angeles, U.S. in 1976. Mr. Yang is Yi Song’s and Hong Song’s uncle.

Fong Heung Sang, Independent Director, is a Certified Public Accountant, has been a director of the Company since August 2007 and since December 2006 has served as the Executive Vice President for Corporate Development of Fuqi International, Inc. From January 2004 to November 2006, Mr. Fong served as the managing partner of Iceberg Financial Consultants, a financial advisory firm based in China that advises Chinese clients on raising capital in the United States. From March 2002 to March 2004, Mr. Fong served as Chief Financial Officer of Pacific Systems Control Technology, Inc. (NASDAQ: PFSY), a Chinese company listed on NASDAQ and later on OTCBB. From December 2001 to December 2003, Mr. Fong was the Chief Executive Officer of Holley Communications, a Chinese company that engaged in CDMA chip and cell phone design. Mr. Fong currently serves as an independent director and audit committee member of Universal Technology Holdings Limited (HK Stock Code 8091), a Hong Kong public company, and as an independent director and chairman of the audit committee of Stone Mountain Resources, Inc., a U.S. public company (OTCBB: SMOU). Mr. Fong graduated from the Baptist University with a diploma in history in 1982. He has a MBA from the University of Nevada at Reno and a Masters in Accounting from the University of Illinois at Urbana-Champagne.

Dr. Hoi S. Kwok, Independent Director, has been a director of the Company since August 2007 and has been the Dr. William Mong Endowed Chair Professor of Nanotechnology at the Hong Kong University of Science and Technology since 1994. He has served as a consultant to numerous companies, and currently for Bona Fide Instruments, Ltd (Hong Kong), Integrated Microdisplays Limited (Hong Kong), and Himax Displays (Taiwan). He has founded four companies, and most recently eLite Displays (Hong Kong) in 2004. He received his B.S. in Electrical Engineering from Northwestern University in 1973, and received his B.S. and Ph.D. in Applied Physics from Harvard University in 1974 and 1978, respectively.

DIRECTOR NOMINATION

Criteria for Board Membership. In recommending candidates for appointment or re-election to the Board, the nominating committee, the “nominating committee”, considers the appropriate balance of experience, skills and characteristics required of the Board of Directors. It seeks to ensure that at least three directors are independent under the rules of the Nasdaq Stock Market, that members of the Company’s audit committee meet the financial literacy and sophistication requirements under the rules of the Nasdaq Stock Market, and at least one member of the Board qualifies as an “audit committee financial expert” under the rules of the Securities and Exchange Commission. Nominees for director are recommended on the basis of their depth and breadth of experience, integrity, ability to make independent analytical inquiries, understanding of the Company’s business environment, and willingness to devote adequate time to Board duties.

Stockholder Nominees. The nominating committee will consider written proposals from stockholders for nominees for director. Any such nominations should be submitted to the nominating committee c/o Mr. Wang Hua, the Secretary of the Company, and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) the names and addresses of the stockholders making the nomination and the number of shares of the Company’s common stock which are owned beneficially and of record by such stockholders; and (c) appropriate biographical information and a statement as to the qualification of the nominee, and should be submitted in the time frame described in the Bylaws of the Company and under the caption, “Stockholder Proposals for 2010 Annual Meeting” below.

Process for Identifying and Evaluating Nominees. The nominating committee believes the company is well-served by its current directors. In the ordinary course, absent special circumstances or a material change in the criteria for Board membership, the nominating committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If an incumbent director is not standing for re-election, or if a vacancy on the Board occurs between annual stockholder meetings, the nominating committee will seek out potential candidates for Board appointment who meet the criteria for selection as a nominee and have the specific qualities or skills being sought. Director candidates will be selected based on input from members of the Board, senior management of the company and, if the nominating committee deems appropriate, a third-party search firm. The nominating committee will evaluate each candidate's qualifications and check relevant references; in addition, such candidates will be interviewed by at least one member of the nominating committee. Candidates meriting serious consideration will meet with all members of the Board. Based on this input, the nominating committee will evaluate which of the prospective candidates is qualified to serve as a director and whether the committee should recommend to the Board that this candidate be appointed to fill a current vacancy on the Board, or presented for the approval of the stockholders, as appropriate.

The Company has never received a proposal from a stockholder to nominate a director. Although the nominating committee has not adopted a formal policy with respect to stockholder nominees, the committee expects that the evaluation process for a stockholder nominee would be similar to the process outlined above.

Board Nominees for the 2009 Annual Meeting. Mr. Yi Song, Mr. Hong Song, Mr. Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok are current directors standing for re-election.

BOARD MEETINGS AND COMMITTEES

The Company’s Board of Directors met in person or by conference call four (4) times during fiscal 2008. The Audit Committee met by conference call one (1) time, the Compensation Committee met by conference call one (1) time and the Nominating Committee met by conference call one (1) time during fiscal 2008. Each member of the Board attended 75% or more of the Board meetings, and each member of the Board who served on either the Audit, Compensation or Nominating Committee attended 100% of the committee meetings.

The Board has determined that the following directors are “independent” under current Nasdaq rules: Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok.

The Board of Directors has standing Audit, Compensation and Nominating Committees.

Audit Committee. The audit committee currently consists of Fong Heung Sang (chairman), Hoi S. Kwok and Tuen-Ping Yang. The Board has determined that all members of the Audit Committee are independent directors under the rules of the Nasdaq Stock Market. The Board has determined that Fong Heung Sang qualifies as an “audit committee financial expert” as defined by the rules of the Securities and Exchange Commission. The purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing the compensation of the independent accountants to conduct the annual audit of the Company’s accounts, reviewing the scope and results of the independent audits, reviewing and evaluating internal accounting policies, and approving all professional services to be provided to the Company by its independent accountants. The Audit Committee operates under a written charter filed at www.diguangintl.com.

Compensation Committee. The Compensation Committee currently consists of Hoi S. Kwok (chairman), Tuen-Ping Yang and Fong Heung Sang. The Board has determined that all members of the Compensation Committee are independent directors under the rules of the Nasdaq Stock Market. The Compensation Committee administers the Company’s benefit plans, reviews and administers all compensation arrangements for executive officers, and establishes and reviews general policies relating to the compensation and benefits of the Company’s officers and employees. The Compensation Committee operates under a written charter filed at www.diguangintl.com.

Nominating Committee. The Nominating Committee currently consists of Tuen-Ping Yang (chairman), Fong Heung Sang and Hoi S. Kwok, each of whom the Board has determined is an independent director under the rules of the Nasdaq Stock Market. The Nominating Committee’s responsibilities include recommending to the Board of Directors nominees for possible election to the Board of Directors and providing oversight with respect to corporate governance. The Nominating Committee operates under a written charter filed at www.diguangintl.com.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

For the twelve months ended December 31, 2008, none of the Company’s executive officers had a relationship that would constitute an interlocking relationship with executive officers or directors of another entity or insider participation in compensation decisions.

COMMUNICATIONS WITH DIRECTORS

Stockholders interested in communicating directly with the Company’s Directors may send an e-mail to the Company’s independent director Fong Heung Sang at dexterfong@gmail.com. Mr. Fong will review all such correspondence and will regularly forward to the Board of Directors copies of all such correspondence that deals with the functions of the Board or committees thereof or that he otherwise determines requires their attention. Directors may at any time review all of the correspondence received that is addressed to members of the Board of Directors and request copies of such correspondence. Concerns relating to accounting, internal controls or auditing matters will immediately be brought to the attention of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

The Company has a policy of encouraging all directors to attend the annual stockholder meetings. This will be the fourth Annual Meeting since the Company's current management took over the Company in March, 2006. Last year one (1) director attended the Annual Meeting.

CODE OF CONDUCT AND ETHICS

The Company has adopted a code of conduct and ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of conduct and ethics was filed as Exhibit 14.1 to the Company’s Annual Report on Form 10K for the fiscal year ended December 31, 2006 filed with the Securities and Exchange Commission.

SECURITY OWNERSHIP OF DIRECTORS AND
OFFICERS AND CERTAIN BENEFICIAL OWNERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Company's Common Stock as of September 30, 2009 by (i) each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors and executive officers, and (iii) all executive officers and directors as a group. Except as otherwise listed below, the address of each person is c/o Diguang International Development Co., Ltd., 23/F, Building A, Galaxy Century, No. 3069 Caitian Road, Futian District, Shenzhen, P.R. China/Post Code: 518026 . Percentage ownership is based upon 22,072,000 shares outstanding as of September 30, 2009.

Name of Beneficial Owner	Amount of Beneficial Ownership	Percentage Ownership (1)
Sino Olympics Industrial Limited	15,590,000	69%

Yi Song (2)	15,590,000	69%

Hong Song	*	*

Tuen-Ping Yang	*	*

Fong Heung Sang

Hoi S. Kwok

Keith Hor

Jerry Yu (appointed on December 9, 2008)

All Officers & Directors as a Group	15,590,000	69%

(1) All percentages have been rounded up to the nearest one hundredth of one percent.
(2) Mr. Yi Song is the majority stockholder of Sino Olympics, as such he may be viewed as having beneficial ownership over all 15,590,000 shares owned by Sino Olympics.

* Individual owns less than 1% of the Company’s securities.

Pursuant to the terms of the Share Exchange, and as described above, the Company assumed Diguang’s 2006 Option Plan, which includes a total of 1,500,000 shares.  Employees, as well as officers and directors, will be eligible to receive shares under Diguang’s 2006 Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transaction with management and others

During the normal course of business, transactions involving the movement of funds among certain related parties have occurred from time to time. The details of amounts due from and due to related parties are summarized as follows:

Related Party Relationships

Name of Related Parties	Relationship with the Company

Mr. Yi Song	One of the shareholders of the Company
Mr. Hong Song	One of the shareholders of the Company
Shenzhen Diguang Engine & Equipment Co., Ltd., a China based entity	80% owned by Mr. Yi Song and 20% owned by Mr. Hong Song
Sino Olympics Industrial Limited	The representative of Song’s brothers

The rolling forward details of amount due to related parties were summarized as follows:

Amount due to	Diguang Engine	Stockholders	Total

Balance at January 1 , 2007	$1,298,475	$-	$1,298,475
Accrued interest	77,113	-	77,113
Purchase price for acquisition of 65% interest in North diamond	-	1,977,864	1,977,864
Purchase price for acquisition of 100% interest in Dongguan Diguang S&T	-	4,200,000	4,200,000
Payments made	-	(3,977,864)	(3,977,864)
Translation adjustment	90,202	-	90,202
Balance at December 31, 2007	$1,465,790	$2,200,000	$3,665,790
Accrued interest	51,330	137,875	189,205
Payments made	(944,001)	(1,332,395)	(2,276,396)
Translation adjustment	101,429	-	101,429
Balance at December 31, 2008	$674,548	$1,005,480	$1,680,028

On December 29, 2007, Diguang Holdings entered into a sale and purchase agreement with Sino Olympics Industrial Limited, “Sino Olympics”, and Shenzhen Diguang Engine & Equipment Co., Ltd., “Shenzhen Diguang”, to acquire a 100% interest in Dongguan Diguang Electronics Science and Technology Co. Ltd., “Dongguan Diguang S&T”. The closing date of the acquisition was December 30, 2007, which was deemed to be the date for the purpose of financial consolidation. Pursuant to local law, the acquisition was not effective until the registration of change of shareholders was approved by the Industrial and Commercial Bureau in Dongguan, Administration of Foreign investment in enterprises in Dongguan and State Administration in Foreign Exchange. On January 1, 2008, Diguang Holdings assigned 70% of interest in Dongguan Diguang S&T to Diguang Electronics.

The above acquisition was approved by the independent directors of the Company at its board of directors’ meeting held on November 28, 2007.

The purchase price of Dongguan Diguang S&T was $4.2 million, of which $2 million was paid in 2007.  The remaining $2.2 million should be repaid through four installment payments on June 30, 2008, December 31, 2008, March 31, 2009 and June 30, 2009, respectively.  The Company paid $ 1,332,395 to Sino Olympics during the year ended December 31, 2008. Among the payment of $ 1,332,395, $1.1 million was purchase price paid as agreed in the purchase agreement; $137,875 was accrued interest paid in accordance with the purchase agreement; and the remaining $94,520 was paid by Diguang Electronics on behalf of Sino Olympics for withholding capital gain tax during the sale and purchase transaction of Dongguan Diguang S&T.  The outstanding balance due to stockholders was the last two installments of payment of the purchase price, paid on March 31, 2009 and June 30, 2009, respectively.

For all related transactions, the Company’s Audit Committee will review the proposals submitted by the interested directors who will abstain from the discussion and voting relating to these related transactions.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) and SEC rules, the Company’s directors, executive officers and beneficial owners of more than 10% of any class of equity security are required to file periodic reports of their ownership, and changes in that ownership, with the SEC. Based solely on its review of copies of these reports and representations of such reporting persons, the Company believes that during fiscal year 2009, such SEC filing requirements were satisfied.

EXECUTIVE COMPENSATION

Compensation Discussion And Analysis

Compensation Philosophy

The Company’s Compensation Committee is empowered to review and approve the annual compensation and compensation procedures for the executive officers of the Company. The primary goals of the Compensation Committee with respect to executive compensation are to attract, retain and motivate the most talented and dedicated executives possible, encourage high performance, and to align executives’ and employees’ incentives with stockholder value creation.

Currently, executive compensation comprises of base salaries competitive with comparable manufacturers in China. The Compensation Committee may award bonuses to encourage executives to focus on the achievement of specific short-term corporate goals and set compensation at levels the committee believes are comparable with executives in other companies of similar size and stage of development operating in similar industry while taking into account the Company’s relative performance and its own strategic goals and reward them for their achievement. The Compensation Committee may award stock options and reward management for performance, which benefits the Company’s shareholders. The Compensation Committee may use traditional measures of corporate performance, such as earnings per share or sales growth, in reviewing performance of executives.

The Company has not retained a compensation consultant to review its policies and procedures with respect to executive compensation. The Company conducts an annual review of the aggregate level of its executive compensation, as well as the mix of elements used to compensate its executive officers. The Company compares compensation levels with amounts currently being paid to executives in its industry and most importantly with local practices in China. The Company is satisfied that its compensation levels are competitive with local conditions.

Base Salary

Base salary ranges are reviewed annually and adjustments are made at the beginning of the fiscal year to reflect changes in position responsibilities or market conditions. When establishing or reviewing compensation levels for each executive officer, the Compensation Committee considers numerous factors, including the qualifications of the executive, his or her level of relevant experience, specific operating roles and duties and strategic goals for which the executive has responsibility.

Base salaries for the Company’s executives are established based on the scope of their responsibilities, taking into account competitive market compensation. Generally, the Company believes that executive base salaries should be targeted near the median of the range of salaries for executives in similar positions with similar responsibilities at comparable companies, in line with its compensation philosophy. In setting annual base salaries, the Compensation Committee also reviews and evaluates the performance of the department or activity for which the executive has responsibility, the impact of that department or activity on the Company and the skills and experience required for the job, coupled with a comparison of these elements with similar elements for peer executives both inside and outside the Company. Adjustments to each individual’s base salary are made in connection with annual performance reviews.

Discretionary Bonuses

The Compensation Committee has the authority to award discretionary annual bonuses to the Company’s executive officers under the Compensation Committee Charter. So far, no discretionary bonus has been awarded. Bonuses, if they are awarded, are intended to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives vary depending on the individual executive, but relate generally to strategic factors such as the financial performance, results of operation and per share performance of the Company’s common stock.

The Company’s chief executive officer and chief operating officer are eligible for a discretionary annual bonus, the specific amount of which will be determined by the Compensation Committee. The actual amount of discretionary bonus is determined following a review of each executive’s individual performance and contribution to the Company’s strategic goals conducted during the first quarter of each fiscal year. The Compensation Committee has not fixed a maximum payout for any officers’ annual discretionary bonus.

Long-Term Incentive Program

The Company believes that long-term performance is achieved through an ownership culture that encourages such performance by its key employees through the use of stock options. The Company’s stock compensation plan has been established to provide certain of its employees with incentives to help align those employees’ interests with the interests of stockholders. The Compensation Committee believes that the use of stock options offers the best approach to achieving the Company’s compensation goals. The Company has not adopted stock ownership guidelines. The Company believes that the annual aggregate value of these awards should be set near competitive median levels for comparable companies.

Stock Options

Diguang International Holdings Limited’s, “Diguang Holdings”, outstanding 2006 stock incentive plan, “Diguang 2006 Option Plan”, covers options totaling the equivalent of 1,500,000 shares of the Company’s common stock. During 2007, the Company granted options to purchase 26,000 shares of its common stock. As of December 31, 2008, 407,417 of options to purchase the Company’s common stock (net of forfeitures) were outstanding, and options to purchase 934,000 shares remained available for grant. Pursuant to the terms of the Amended and Restated Share Exchange Agreement, the Company assumed Diguang Holdings’s outstanding 2006 stock incentive plan covering options totaling the equivalent of 1,500,000 shares of its common stock. The exercise price for each of these options is $5.00 per share. The commencement date for these options is March 1, 2006, with monthly vesting at the end of each month after March 1, 2006, for grants to the three independent directors and yearly vesting for grants to the chief financial officer and other employees of Diguang Holdings. The options that have been issued expire ten years from their grant date (which date is February 25, 2006 or the date the optionee commences his or her service relationship with us, whichever is the later date).

One-twelfth of the option to purchase in aggregate 300,000 shares of the Company’s common stock granted by the Board of Directors on December 17, 2008 to the Company’s current Chief Operating Officer would become vested on the first day of each of the 12 consecutive quarters starting from January 1, 2009 until all of the options are vested.

In order to motivate the Company’s employees to achieve the fixed operation targets in 2009, on December 9, 2008 the board approved the granting of the Incentive Option Shares in 2009 to the employees of the Company, totaling up to 548,000 shares.

The number of stock options to be granted to the employees in 2009 is connected with his or her annual target achievements and responsible projections, and the person who can achieve all the annual achievements will be entitled to all the granted stock options, and the person who partially achieves the annual achievements will be entitled to a partial granted stock option.  If the employee fails to achieve the target completely, no stock options would be granted.

As of July 10, 2009, the Board of Directors approved and granted option to Mr. Chen Min, a Consultant of the Company, to purchase 50,000 shares of the Company’s common stock.  Vesting of the full option commenced on August 1, 2009.

The Company has adopted Statement of Financial Accounting Standards (“SFAS”) No. 123R, “Accounting for Stock-Based Compensation”, which establishes a fair value method of accounting for stock-based compensation plans. In accordance with SFAS No. 123R, the cost of stock options and warrants issued to employees is measured at the grant date based on the fair value. The fair value is determined using the Black-Scholes option pricing model. The resulting amount is charged to expense on the straight-line basis over the period in which the Company expects to receive benefit, which is generally the vesting period.

Stock Appreciation Rights

The Company currently does not have any Stock Appreciation Rights Plan that authorizes us to grant stock appreciation rights.

Other Compensation.

The Company’s chief executive officer and chief operating officer who were parties to employment agreements prior to the filing of this proxy statement will continue to be parties to such employment agreements in their current form until such time as the Compensation Committee determines in its discretion that revisions to such employment agreements are advisable. There has been no employment agreement with the Company’s previous chief financial officer. Other than the annual salary stipulated in the employment agreements of the Company’s chief executive officer and chief operating officer and the bonus that may be awarded to them at the discretion of the Compensation Committee, and other than the annual salary and the stock options granted to the Company’s chief financial officer, the Company does not have any other benefits and perquisites for its executive officers; however, the Compensation Committee in its discretion may provide benefits and perquisites to these executive officers if it deems it advisable. The Company currently has no plans to change the employment agreements (except as required by law or as required to clarify the benefits to which its executive officers are entitled as set forth herein) or to extend benefits and perquisites.

Executive Officer Compensation and Chief Executive Officer’s Compensation

In setting compensation payable for fiscal year 2009 and planning the compensation payable for fiscal year 2009 to the Company’s Chief Executive Officer, Mr. Yi Song, and to the other executive officers, the Compensation Committee reviewed the importance of each executive officer’s individual achievements in meeting the Company’s goals and objectives set for the prior fiscal year as well as the overall achievement of the goals by the entire company.

The determination by the Compensation Committee of the Chief Executive Officer’s remuneration is based upon methods consistent with those used for other executive officers. The Compensation Committee considers certain quantitative factors, including the Company’s financial, strategic, and operating performance for the year as well as certain qualitative criteria including leadership qualities and management skills, as exhibited by innovations, time and effort devoted to the Company and other general considerations in determining appropriate compensation of the Chief Executive Officer.

In 2009, the Compensation Committee continued Mr. Yi Song’s annualized salary approximately at $200,000. The Compensation Committee did not grant any stock option to Mr. Song. In determining Mr. Song’s 2008 compensation, including whether to grant stock options to him, the Compensation Committee considered Mr. Song’s overall compensation package as compared with other chief executive officers in the Company’s industry, as well as the effectiveness of Mr. Song’s leadership of the Company.

The Compensation Committee believes that the continued commitment and leadership of its executive officers through fiscal year 2009 were and continue to be important factors in the achievements of the Company.

Compliance with Internal Revenue Code Section 162(m)

Section 162(m) of the U.S. Internal Revenue Code limits the tax deductibility by a corporation of compensation in excess of $1 million paid to any of its five most highly compensated executive officers. However, compensation which qualifies as “performance-based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by stockholders. The Compensation Committee does not presently expect total cash compensation payable for salaries to exceed the $1 million limit for any individual executive. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, the Company’s ability to obtain a corporate tax deduction for compensation paid to its executive officers to the extent consistent with the best interests of the Company and its stockholders.

Summary Compensation Table

The following Summary Compensation Table sets forth the compensation earned by the Company's Chief Executive Officer, its Chief Operating Officer, and its Chief Financial Officer during the fiscal years ended December 31, 2008, 2007 and 2006. No other executive officer received compensation for the fiscal year 2008 in excess of $100,000.

Summary Compensation Table:

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Yi Song Chief Executive Officer and Chairman of the Board	2008 2007 2006	214,882 218,660 250,000							214,882 218,660 250,000

Keith Hor Chief Financial Officer (appointed on March 8, 2007)	2008 2007 2006	118,956 117,283 -			16,795 16,795 -				135,751 134,078 -

Jackie You Kazmerzak Chief Financial Officer (resigned on March 8, 2007)	2008 2007 2006	- 27,599 100,000			- 36,991 84,954				- 64,590 284,954

Hong Song Chief Operating Officer	2008 2007 2006	171,415 174,554 200,000							171,415 174,554 200,000

Jerry Yu Chief Operating Officer (Appointed on December 9, 2008)	2008 2007 2006	33,166 - -			33,166 - -				33,166 - -

Jackie You Kazmareck resigned as CFO on March 8, 2007 and 60,000 shares were forfeited and 20,000 shares were vested at the time of termination under the Stock Option Plan. The fair value of the vested 20,000 shares was $221,945 and its remaining balance of $36,991 was amortized in 2007.

Mr. Jerry Yu was appointed as the Company’s Chief Operating Officer with effect from December 9, 2008.  Prior to Mr. Yu’s appointment, Mr. Yu was an executive of the Company.  On July 31, 2008, the Company entered into an employment agreement with Mr. Jerry Yu to serve as the Company’s executive with effect from September 1, 2008.

GRANTS OF PLAN-BASED AWARDS

		Estimated future payouts under non-equity incentive plan awards			Estimated future payouts under equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All other stock awards number of shares of stock or units(#)	All other option awards; number of securities underlying options(#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

Song Yi	-	-	-	-	-	-	-	-	-	-	-
Chief Executive Officer and Chairman of the Board

Keith Hor Chief Financial Officer	March 1,2007	-	-	-	-	-	-	20,000	-	$5	$2.18

Jackie You Kazmerzak Chief Financial Officer

Song Hong Chief Operating Officer	-	-	-	-	-	-	-	-	-	-	-

Jerry Yu Chief Operating Officer	December 17, 2008	-	-	-	-	-	-	300,000	-	$0.1	$0.12

Fong Heung Sang Director	February 27, 2008	-	-	-	-	-	-	20,000	-	$1.91	$1.36

Hoi S. Kwok Director	February 27, 2008	-	-	-	-	-	-	20,000	-	$1.91	$1.36

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

	Option awards					Stock awards
Name [2]	Number of securities underlying unexercised options exercisable (#)	Number of securities underlying unexercised options unexercisable (#)	Equity incentive plan awards: number of securities underlying unexercised unearned options (#)	Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards: number of unearned shares units or other rights that have not vested (#)	Equity incentive plan awards: market or payout value of unearned shares, units or other rights that have not vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

Song Yi Chief Executive Officer and Chairman of the Board	-	-	-	-	-	-	-	-	-

Keith Hor Chief Financial Officer	10,000		10,000	5	February 28, 2017			10,000	21,800

Jackie You Kazmerzak Chief Financial Officer	20,000		-	5	February 25, 2016	-	-	-	-

Song Hong Former Chief Operating Officer	-	-	-	-	-	-	-	-	-

Jerry Yu Chief Operating Officer			-	5	December 16, 2018	-	-	300,000	36,000

Fong Heung Sang Director	5,556		-	5	February 26, 2018	-	-	14,444	19,644

Hoi S. Kwok Director	5,556		-	5	February 26, 2018	-	-	14,444	19,644

Pursuant to the terms of the Amended and Restated Share Exchange Agreement, the Company assumed the Company’s outstanding 2006 stock incentive plan covering options totaling the equivalent of 1,500,000 shares of its common stock.  Options equivalent to approximately 566,000 shares of the Company’s common stock were issued under the Diguang 2006 Option Plan before the Share Exchange closed as follows: the equivalent of 20,000 and 80,000 shares were granted to the Company’s current and former chief financial officer in 2007 Agreement, as of March 7, 2007, the date the former chief financial officer resigned, 20,000 of her options have been vested and are exercisable but none of them has been exercised as of March 7, 2007.  Under the Stock Option Agreement, the remaining of the 60,000 shares subject to the option that were unvested and hence unexercisable shall terminate and expire effective immediately on March 7, 2007, the date of her resignation. Under the Stock Option Agreement, 16,795 of her options have been vested and are exercisable but none of them has been exercised as March 1, 2008.   On December 17, 2008, the Board of Directors approved to grant 300,000 shares of stock options to the Company’s current Chief Operation Officer. The vesting commencement date of the option is January 1, 2009.   The Chief Executive Officer is not granted any options.

DIRECTOR COMPENSATION

Name [3]	Fees earned or paid in cash ($)	Option awards ($)(1)	Total ($)
(a)	(b)	(c)	(d)

Tuen-Ping Yang (1)	24,000	50,962	74,962

Fong Heung Sang	36,000		36,000

Hoi S. Kwok	24,000		24,000

(1)	There are 12,222 shares of aggregate option awards outstanding for Mr. Tuen-Ping Yang as of December 31 2007

Effective from March, 2006, independent Directors receive a director fee from the Company for their services as members of the Board of Directors and any committee of the Board of Directors in the amount of $3,000 per month for the Chairman of the Audit Committee, $2,000 per month for the Chairman of the Compensation Committee and $2,000 per month for the Chairman of the Nominating Committee. They are reimbursed for certain expenses in connection with attending Board and committee meetings.

REPORT OF THE COMPENSATION COMMITTEE

Under the guidance of a written charter adopted by the Board, the purpose of the Compensation Committee is to develop and review compensation policies and practices applicable to executive officers, review and recommend goals for the Company’s Chief Executive Officer and evaluate his performance in light of these goals, review and evaluate goals and objectives for other officers, oversee and evaluate the Company’s equity incentive plans and review and approve the creation or amendment of such plans. The Company believes that the composition of the Company’s Compensation Committee meets the requirements for independence under, and the functioning of the Company’s Compensation Committee complies with, any applicable requirements of the Sarbanes-Oxley Act of 2002, the Nasdaq National Market and the rules and regulations of the Securities and Exchange Commission.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on these reviews and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K or the annual meeting proxy statement on Schedule 14A.

This report is submitted by the Compensation Committee and addresses the compensation policies for 2009 as such policies affected Mr. Yi Song, in his capacity as Chief Executive Officer of the Company, and the other executive officers of the Company.

THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok*
*Mr. Richli and Mr. Beemiller resigned from the Board in June 2007.

The Compensation Committee report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts.

REPORT OF THE AUDIT COMMITTEE

Under the guidance of a written charter adopted by the Board of Directors, the purpose of the Audit Committee is to oversee the accounting and financial reporting processes of the Company and audits of its financial statements. The responsibilities of the Audit Committee include appointing and providing for the compensation of the independent accountants. Each of the members of the Audit Committee meets the independence requirements of Nasdaq.

Management has primary responsibility for the system of internal controls and the financial reporting process. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards.

In this context and in connection with the audited financial statements contained in the Company’s Annual Report on Form 10-K for 2008, the Audit Committee:

•	reviewed and discussed the audited financial statements as of and for the fiscal year ended December 31, 2008 with the Company’s management and the independent accountants;

•
discussed with BDO Guangdong Dahua Delu CPAs, the Company’s independent auditors, the matters required to be discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, Audit Committee Communications;

•
reviewed the written disclosures and the letter from BDO Guangdong Dahua Delu CPAs, required by the Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, discussed with the auditors their independence, and concluded that the non-audit services performed by BDO Guangdong Dahua Delu CPAs are compatible with maintaining their independence;

•
based on the foregoing reviews and discussions, recommended to the Board of Directors that the audited financial statements be included in the Company’s 2008 Annual Report on Form 10-K for the fiscal year ended December 31, 2008 filed with the Securities and Exchange Commission; and

•	instructed the independent auditors that the Audit Committee expects to be advised if there are any subjects that require special attention.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok*
*Mr. Richli and Mr. Beemiller resigned from the Board in June 2007.

Audit Committee’s Pre-Approval Policy

During fiscal years ended December 31, 2008, the Audit Committee of the Board of Directors adopted policies and procedures for the pre-approval of all audit and non-audit services to be provided by the Company’s independent auditor and for the prohibition of certain services from being provided by the independent auditor. The Company may not engage the Company’s independent auditor to render any audit or non-audit service unless the service is approved in advance by the Audit Committee or the engagement to render the service is entered into pursuant to the Audit Committee’s pre-approval policies and procedures. On an annual basis, the Audit Committee may pre-approve services that are expected to be provided to the Company by the independent auditor during the fiscal year. At the time such pre-approval is granted, the Audit Committee specifies the pre-approved services and establishes a monetary limit with respect to each particular pre-approved service, which limit may not be exceeded without obtaining further pre-approval under the policy. For any pre-approval, the Audit Committee considers whether such services are consistent with the rules of the Securities and Exchange Commission on auditor independence.

Principal Accountant Fees and Services

The following table sets forth the aggregate fees for professional audit services rendered by BDO Guangdong Dahua Delu, which was previously named as BDO Shenzhen Dahua Tiancheng.  BDO Shenzhen Dahua Tiancheng changed its name to BDO Guangdong Dahua Delu on May 20, 2008 after a merger took place in 2008.  BDO Guangdong Dahua audited the Company’s annual consolidated financial statements for the fiscal years 2008 and 2007 respectively.  The Audit Committee has approved all of the following fees.

	Fiscal Year Ended
	2008	2007

Audit Fees	$265,362	$275,090
Audit related Fees	-	40,000

Total Fees	$265,362	$315,090

PROPOSAL 1 — ELECTION OF DIRECTORS

At the Annual Meeting, the stockholders will vote on the election of five directors to serve for a one-year term until the 2010 annual meeting of stockholders and until their successors are elected and qualified. The Board of Directors has unanimously approved the nomination of Yi Song, Hong Song,Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok for election to the Board of Directors. The nominees have indicated that they are willing and able to serve as directors. If any of these individuals becomes unable or unwilling to serve, the accompanying proxy may be voted for the election of such other person as shall be designated by the Board of Directors. The Directors will be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting, assuming a quorum is present. Stockholders do not have cumulative voting rights in the election of directors.

The Board of Directors recommends a vote “for” the election of Yi Song, Hong Song,Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok as directors.

Unless otherwise instructed, it is the intention of the persons named in the accompanying proxy card to vote shares represented by properly executed proxy cards for the election of Yi Song, Hong Song,Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok.

PROPOSAL 2 — RATIFICATION OF INDEPENDENT AUDITORS

At the Annual Meeting, the stockholders will be asked to ratify the appointment of BDO Guangdong Dahua Delu CPAs as the Company’s independent auditors for the fiscal year ending December 31, 2009. Representatives of BDO Guangdong Dahua Delu CPAs are expected to be present at the Annual Meeting and will have the opportunity to make statements if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Board of Directors recommends a vote “for” the ratification of the appointment of BDO Guangdong Dahua Delu CPAs as the Company’s independent auditors for the fiscal year ending December 31, 2009.

OTHER MATTERS

As of the time of preparation of this proxy statement, neither the Board of Directors nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.

STOCKHOLDER PROPOSALS FOR 2010 ANNUAL MEETING

Under the rules of the Securities and Exchange Commission, stockholders who wish to submit proposals for inclusion in the proxy statement of the Board of Directors for the 2010 Annual Meeting of Stockholders must submit such proposals so as to be received by the Company at 23/F, Building A, Galaxy Century, No. 3069 Caitian Road, Futian District, Shenzhen, P.R. China on or before June 17, 2010. In addition, if the Company is not notified by the secretary of the Company of a proposal to be brought before the 2010 Annual Meeting by a stockholder by the deadline set forth in the Company’s bylaws (90 days before the 2010 meeting date, or 10 days after the public announcement of the 2010 meeting date, whichever is later), then proxies held by management may provide the discretion to vote against such proposal even though it is not discussed in the proxy statement for such meeting.

By Order of the Board of Directors

/s/ Yi Song Yi Song Chairman

Shenzhen, People’s Republic of China
October 15, 2009

YOUR VOTE IS IMPORTANT!

      WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD.

Diguang International Development Co., Ltd.

Proxy Solicited by the Board of Directors
for the Annual Meeting of Stockholders
to be Held November 25, 2009

The undersigned hereby appoints Yi Song and Hong Song or any one of them with full power of substitution, proxies to vote at the Annual Meeting of Stockholders of Diguang International Development Co., Ltd. (the “Company”) to be held on November 25, 2009 at 10 a.m., local time, and at any adjournment thereof, hereby revoking any proxies heretofore given, to vote all shares of Common Stock of the Company held or owned by the undersigned as directed on the reverse side of this proxy card, and in their discretion upon such other matters as may come before the meeting.

1.       To elect Yi Song, Hong Song, Tuen-Ping Yang, Fong Heung Sang and Hoi S. Kwok as directors, to hold office until the 2010 Annual Meeting of Stockholders or until their successors are elected and qualified, the nominees listed below:

☐	FOR All nominees listed (except as indicated below)	☐	WITHHOLD AUTHORITY to vote (as to all nominees)

To withhold authority to vote for any individual nominee, write the nominee’s name on the line provided below.

2.       To ratify the appointment of BDO Guangdong Dahua Delu CPAs (or another qualified audit firm) as the Company’s independent auditors for the fiscal year ending December 31, 2009.

☐ For	☐ Against	☐ Abstain

The Board recommends that you vote FOR the above proposals. This proxy, when properly executed, will be voted in the manner directed above. WHEN NO CHOICE IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS. This proxy may be revoked by the undersigned at any time, prior to the time it is voted by any of the means described in the accompanying proxy statement.

Signature(s) of Stockholder(s)

Date and sign exactly as name(s) appear(s) on this proxy. If signing for estates, trusts, corporations or other entities, title or capacity should be stated. If shares are held jointly, each holder should sign.

Date:___________, 2009

PLEASE COMPLETE, DATE AND SIGN THIS PROXY
AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.